UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2003

Central European Distribution Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1343 Main Street, Suite 301, Sarasota, Florida	34236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 330-1558

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On March 31, 2003, we completed a private placement of 750,000 shares of our common stock and Additional Investment Rights to purchase up to an additional 150,000 shares of our common stock at a purchase price of $23.25 per share to five institutional investors for gross proceeds of $17,437,500. Jeffrey Peterson, our vice chairman, also sold 80,000 shares of common stock and Additional Investment Rights to purchase up to an additional 16,000 shares of our common stock at the same purchase price to the same institutional investors for gross proceeds of $1,860,000. The Securities Purchase Agreement, the form of Additional Investment Right and our press releases announcing the completion of the private placement are attached hereto as exhibits.

Item 7. Exhibits

10.1	Securities Purchase Agreement dated as of March 31, 2003 among Central European Distribution Corporation, Jeffrey Peterson and the purchasers identified on the signature pages thereto.

10.2	Form of Additional Investment Right dated March 31, 2003 and issued to the purchasers identified on the signature pages to the Securities Purchase Agreement dated as of March 31, 2003.

99.1	Press Release issued by Central European Distribution Corporation on March 31, 2003.

99.2	Press Release issued by Central European Distribution Corporation on April 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

Date: April 3, 2003	By:	/s/ JAMES H. ARCHBOLD
James H. Archbold Secretary

Exhibits

10.1	Securities Purchase Agreement dated as of March 31, 2003 among Central European Distribution Corporation, Jeffrey Peterson and the purchasers identified on the signature pages thereto.

10.2	Form of Additional Investment Right dated March 31, 2003 and issued to the purchasers identified on the signature pages to the Securities Purchase Agreement dated as of March 31, 2003.

99.1	Press Release issued by Central European Distribution Corporation on March 31, 2003.

99.2	Press Release issued by Central European Distribution Corporation on April 3, 2003.